EXHIBIT 23.6


                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports dated August 15, 1997, April 25, 1997 and September 12, 1997 for Security Archives of Minnesota, Wellington Financial Services, Inc. and Data Securities International, Inc., respectively, included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 1997, and to all references to our Firm incorporated by reference in this Form S-4 and into Iron Mountain Inc.'s previously filed Registration Statements on Form S-8 File No. 333-24803 and No. 333-33191.



                                                  /s/ Arthur Andersen LLP

                                                  Arthur Andersen LLP



Minneapolis, Minnesota
Detroit, Michigan
San Jose, California
November 24, 1997